UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 South Fourth Street Louisville, Kentucky	40202-2412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 29, 2015, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing the final results of the Company’s registered exchange offer (the “Exchange Offer”) for all of its outstanding 8.00% Senior Notes due 2020 (the “2020 Initial Notes”) and 8.75% Senior Notes due 2023 (the “2023 Initial Notes,” and together with the 2020 Initial Notes, the “Initial Notes”), which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its 8.00% Senior Notes due 2020 and 8.75% Senior Notes due 2023, which have been registered under the Securities Act. The Exchange Offer commenced on September 29, 2015 and expired at 5:00 p.m., New York City time, on October 28, 2015.

Wells Fargo Bank, National Association, acting as exchange agent for the Exchange Offer, advised the Company that $749,850,000 of the $750,000,000 aggregate principal amount of the 2020 Initial Notes and $599,850,000 of the $600,000,000 aggregate principal amount of the 2023 Initial Notes have been validly tendered for exchange, representing 99.98% of the principal amount of the outstanding 2020 Initial Notes and 99.975% of the principal amount of the outstanding 2023 Initial Notes, respectively. The Company accepted all of the Initial Notes validly tendered and not withdrawn.

The press release announcing the final results of the Exchange Offer is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated October 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2015	Kindred Healthcare, Inc.

	By:	/s/ Joseph L. Landenwich
	Name:	Joseph L. Landenwich
	Title:	Co-General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated October 29, 2015